                                                         Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Enstar Group Limited:

We consent to the incorporation by reference in the registration statements No. 333-149551, 333-148863, 333-148862, 333-141793, 333-212131 and 333-237259 on Form S-8 and registration statements No. 333-195562, 333-198718, 333-215144, 333-220885, 333-220889 and 333-247995 on Form S-3 of Enstar Group Limited of our reports dated March 1, 2021, with respect to the consolidated balance sheets of Enstar Group Limited as of December 31, 2020 and 2019, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement Schedules I, II, III, IV, V and VI (collectively the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Enstar Group Limited.

/s/ KPMG Audit Limited
KPMG Audit Limited
Hamilton, Bermuda
March 1, 2021